Exhibit (a)(9)
CANADA SOUTHERN HOSTS ANNUAL MEETING, ANNOUNCES RE-ELECTION OF DIRECTORS
- Audio replay available at Canada Southern web site -
CALGARY, AB, JUNE 8th, 2006 – The Board of Directors of Canada Southern Petroleum Ltd. (“Canada Southern” or “the Company”) (NASDAQ: CSPLF)(TSX: CSW) announced the re-election of the Company’s five directors and the re-appointment of its independent auditor at its annual general and special meeting held today in Calgary, Alberta.
In a presentation to shareholders following the formal business of the meeting, Canada Southern Chairman Richard McGinity said: “The Board is committed to maximizing value for Canada Southern shareholders. By rejecting the Petro-Canada offer, shareholders will give the Board and its financial advisor, CIBC World Markets, additional time to explore all available alternatives and allow for the value of Canada Southern’s Arctic assets to be better evaluated as more light is shed on development plans for the region.”
“Canada Southern continues to believe that our estimate of 927 bcfe of discovered marketable natural gas in the Arctic Islands is of significant strategic and economic value in today’s environment. At a time when the major oil and gas companies are finding it harder than ever to replace reserves, and political instability is threatening many of the world’s key energy producers, the Arctic represents a potential significant and secure source of discovered oil and gas for North American markets.”
“Now that Petro-Canada has declared its interest in consolidating natural gas assets in the region, we believe Arctic development will gain momentum. And as it does, we believe the strategic and economic value of Canada Southern’s Arctic assets should increase,” added McGinity.
The returning Canada Southern directors are Ray Cej, Don Foulkes, Myron Kanik, John McDonald and Richard McGinity.
A shareholder proposal requesting the Company engage the services of a qualified independent firm or firms to evaluate, among other things, the Company’s assets, potential growth, and development opportunities was not adopted. The shareholder proposal was submitted in February 2006.
Ernst & Young LLP was re-appointed as the independent auditor of the Company.
Additional information on the business of the meeting is contained in the Information Circular relating to the Annual General and Special Meeting of Shareholders, which was filed on April 21, 2006. Copies of the Information Circular are available on the Company’s web site at www.cansopet.com, on SEDAR at www.sedar.com, and on the U.S. Securities and Exchange

Commission web site at www.sec.gov. A copy of the the annual and special meeting presentation will be filed with the U.S. Securities and Exchange Commission and made available on the Canada Southern web site.
Canada Southern has filed with Canadian and United States regulators a Directors’ Circular and a related Solicitation/Recommendation Statement on Schedule 14D-9 setting forth the Board’s position vis-à-vis the Petro-Canada offer, and it expects to prepare and file a separate Directors’ Circular and related Solicitation/Recommendation Statement on Schedule 14D-9 setting forth the Board’s position vis-à-vis the Canadian Superior offer following the formal commencement of such offer. Shareholders are urged to read these documents and any amendments thereto because they contain, and will contain, important information. Investors can obtain free copies of these documents and any amendments thereto when they become available and all other filings made by Canada Southern with the United States Securities and Exchange Commission (the “SEC”) at the SEC’s website at www.sec.gov. In addition, these materials may be obtained free from Canada Southern by directing a request to Canada Southern, #250, 706 – 7th Avenue S.W, Calgary, Alberta, Canada T2P 0Z1, (403) 269-7741, Attention: Corporate Secretary.
Audio Replay Information
An audio replay of the annual meeting of shareholders will be available on Canada Southern’s web site at www.cansopet.com on Friday, June 9 at approximately 6:00 pm ET.
About Canada Southern Petroleum
Canada Southern Petroleum Ltd. is an independent energy company based in Calgary, Alberta, Canada. The Company is engaged in oil and gas exploration and development, with its primary interests in producing properties in the Yukon Territory and British Columbia, Canada. The Company also owns varying interests in seven Significant Discovery Licenses located in the Arctic Islands in Northern Canada. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CSPLF”, and on the Toronto Stock Exchange under the symbol “CSW”. The Company has 14,496,165 shares outstanding.
Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that were based on expectations, estimates and projections as of the date hereof.
Generally these forward-looking statements can be identified by the use of forward-looking terminology such as “believe”, “potential”, “expect”, “forecast”, “estimate”, “would”, “could”, “if” and “may”. Any forward-looking statement is subject to known and unknown risks, uncertainties and other factors, which may cause actual results and developments to materially differ from those expressed by, or implied by the forward-looking statements contained herein.
Examples of forward-looking statements in this press release include statements relating to: estimates of natural gas reserves and resources and future production; future development of Canada Southern’s assets (including its Arctic Islands discovered natural gas resources); future Arctic natural gas and LNG development and projects; and the prospect of a superior or alternative proposal or other strategic alternative to the Petro-Canada Offer emerging. Statements relating to “reserves” and “resources” are deemed to be forward-looking statements as they involve the implied assessment, based on certain estimates and assumptions, that the reserves and resources described can be profitably produced in the future.

These forward-looking statements are based on a number of assumptions which may prove to be incorrect including, but not limited to: the fair value of the assets of Canada Southern; the existence of third parties interested in purchasing some or all of Canada Southern’s assets; the accuracy of Canada Southern’s reserves and resources estimates; the ability to develop Canada Southern’s Arctic Islands reserves or resources; the continued operation and performance of Canada Southern’s conventional natural gas and oil properties in accordance with their current and anticipated levels of operation and performance; and what the prices of oil and natural gas and the costs of production will be in the future. In addition to being subject to a number of assumptions, forward-looking statements in this press release are subject to a number of risks, including, but not limited to, risks identified in the filings by Canada Southern with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities, including Canada Southern’s Form 40-F and Annual Information Form, respectively, and risks of the following nature: the pricing of natural gas and oil; the effects of competition and pricing pressures; risks and uncertainties involving the geology of natural gas and oil; operational risks in exploring for, developing and producing natural gas and oil; the uncertainty of estimates and projections relating to production, costs and expenses; the significant costs associated with the exploration and development of the properties on which Canada Southern has interests, particularly its Arctic Islands discovered natural gas resource; shifts in market demands; risks inherent in Canada Southern’s marketing operations; industry overcapacity; the strength of the Canadian and U.S. economies in general; currency and interest rate fluctuations; general global and economic and business conditions; changes in business strategies; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the uncertainty of reserves and resources estimates; various events which could disrupt operations, including severe weather conditions, technological changes, our anticipation of and success in managing the above risks; potential increases in maintenance expenditures; changes in laws and regulations, including trade, fiscal, environmental and regulatory laws; and health, safety and environmental risks that may affect projected reserves and resources and anticipated earnings or assets.
This list of factors that may affect the forward-looking statements contained in this press release is not exhaustive and there can be no assurance that any such forward-looking statements will be accurate. These and other factors should be considered carefully and readers should not place undue reliance on such forward-looking statements. Canada Southern does not undertake to update any forward-looking statements that are contained in this press release, except in accordance with applicable securities laws.
The terms “bcfe” and “boe” may be misleading, particularly if used in isolation. Both a bcfe conversion of 167,000 bbls:1 bcfe and a boe conversion of 6 mcf:1 boe are based on an energy equivalency conversion method primarily applicable at the burner tip and do not represent a value equivalency at the wellhead.
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